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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 16, 2000, which appears at page 66 of the Joint Annual Report on Form 10-K of Centex Corporation and Subsidiaries, 3333 Holding Corporation and Subsidiary, and Centex Development Company, L.P. and Subsidiaries for the year ended March 31, 2000, and to all references to our firm included in this Registration Statement on Form S-3.


                                       ARTHUR ANDERSEN LLP


Dallas, Texas,
November 13, 2000